Exhibit 99.2

Ventas, Inc. 10350 Ormsby Park Place, Ste 300 Louisville, Kentucky 40223 (502) 357.9000 (502) 357.9001 Fax

Contacts:	Debra A. Cafaro
Chairman, President and CEO
or
Richard A. Schweinhart
Senior Vice President and CFO
(502) 357-9000

VENTAS TO ENTER LEASE TRANSACTION WITH CAPITAL SENIOR LIVING CORP.

VALUED AT $85 MILLION

New Tenant Creates Future Growth Opportunities

LOUISVILLE, KY (July 5, 2005) – Ventas, Inc. (NYSE:VTR) (“Ventas” or the “Company”) said today that it has agreed to acquire and lease six seniors housing assets to subsidiaries of Capital Senior Living Corp. (NYSE:CSU) (“Capital Senior Living”) in a transaction valued at $85 million.

“This transaction advances Ventas’s strategy of expanding its diverse portfolio of healthcare and seniors housing assets with high quality facilities operated by experienced care providers such as Capital Senior Living,” said Debra A. Cafaro, Chairman, President and Chief Executive Officer of Ventas. “Adding another important relationship to our existing tenant base should provide Ventas with additional growth opportunities in the future.”

Ventas expects to acquire the six primarily independent living assets for a cost of $85 million, which represents $89,000 per unit and $71,000 per bed. The seller will be a joint venture between Capital Senior Living and an institutional private equity firm. Capital Senior Living currently manages those facilities for the joint venture. The assets contain approximately 950 units and 1,200 beds. They are located in mostly suburban markets in six states, and are all private pay, non-government reimbursed facilities.

When Ventas acquires the assets, they will be leased to subsidiaries of Capital Senior Living. The triple-net operating leases with Capital Senior Living will have an initial cash yield of 8%, which is expected to escalate at an average of 2.5% per year over the life of the leases. If these annual escalations are achieved, Ventas’s unlevered yield will be 9% over the initial ten-year base term of the leases. A subsidiary of Capital Senior Living, Capital Senior Living Properties, Inc., will guarantee the leases. Ventas expects the EBITDAR (earnings before interest, taxes, depreciation, amortization and rent) to rent coverage on the portfolio to exceed 1.2:1x, upon stabilization and repositioning of one of the acquired assets, which should occur in the next six to twelve months.

Successful completion of the transaction is subject to satisfaction of certain conditions, including lender and regulatory approvals and other customary closing conditions. The portfolio currently is encumbered by $44 million in mortgage debt bearing interest at a blended, fixed annual rate of 7%, as well as $7 million of floating-rate debt to be retired at closing. Although Ventas expects to complete the transaction in the third quarter of 2005, there can be no assurance that the transaction will occur or, if so, when the closing will occur.

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Ventas to Enter Lease Transaction with Capital Senior Living Corp.

July 5, 2005

Capital Senior Living is one of the nation’s largest operators of residential communities for senior adults. It emphasizes a continuum of care, which integrates independent living, assisted living and home care services, to provide residents the opportunity to age in place. Capital Senior Living currently operates 54 senior living communities in 20 states with an aggregate capacity of approximately 8,700 residents. In those communities, 84 percent of residents live independently and 16 percent of residents require assistance with activities of daily living.

Ventas is a leading healthcare real estate investment trust (REIT) that is the nation’s largest owner of seniors housing and long-term care facilities. It owns over 370 healthcare and seniors housing facilities in 41 states. Its diverse portfolio includes independent and assisted living facilities, skilled nursing facilities, hospitals and medical office buildings. More information about Ventas can be found on its website at http://www.ventasreit.com.

This press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements regarding Ventas, Inc.’s (“Ventas” or the “Company”) and its subsidiaries’ expected future financial position, results of operations, cash flows, funds from operations, dividends and dividend plans, financing plans, business strategy, budgets, projected costs, capital expenditures, competitive positions, growth opportunities, expected lease income, continued qualification as a real estate investment trust (“REIT”), plans and objectives of management for future operations and statements that include words such as “anticipate,” “if,” “believe,” “plan,” “estimate,” “expect,” “intend,” “may,” “could,” “should,” “will” and other similar expressions are forward-looking statements. Such forward-looking statements are inherently uncertain, and security holders must recognize that actual results may differ from the Company’s expectations. The Company does not undertake a duty to update such forward-looking statements.

Actual future results and trends for the Company may differ materially depending on a variety of factors discussed in the Company’s filings with the Securities and Exchange Commission (the “Commission”). Factors that may affect the plans or results of the Company include, without limitation, (a) the ability and willingness of Kindred Healthcare, Inc. (together with its subsidiaries, “Kindred”) and certain of its affiliates to continue to meet and/or perform their obligations under their contractual arrangements with the Company and the Company’s subsidiaries, including without limitation the lease agreements and various agreements entered into by the Company and Kindred at the time of our spin off of Kindred on May 1, 1998 (the “1998 Spin Off”), as such agreements may have been amended and restated in connection with Kindred’s emergence from bankruptcy on April 20, 2001, (b) the ability and willingness of Kindred to continue to meet and/or perform its obligation to indemnify and defend the Company for all litigation and other claims relating to the healthcare operations and other assets and liabilities transferred to Kindred in the 1998 Spin Off, (c) the ability of Kindred and the Company’s other operators, tenants and borrowers to maintain the financial strength and liquidity necessary to satisfy their respective obligations and duties under the leases and other agreements with the Company, and their existing credit agreements, (d) the Company’s success in implementing its business strategy and the Company’s ability to identify, underwrite, finance, consummate and integrate diversifying acquisitions or investments, (e) the nature and extent of future competition, (f) the extent of future healthcare reform and regulation, including cost containment measures and changes in reimbursement policies, procedures and rates, (g) increases in the cost of borrowing for the Company, (h) the ability of the Company’s operators to deliver high quality care and to attract patients, (i) the results of litigation affecting the Company, (j) changes in general economic conditions and/or economic conditions in the markets in which the Company may, from time to time, compete, (k) the ability of the Company to pay down, refinance, restructure, and/or extend its indebtedness as it becomes due, (l) the movement of interest rates and the resulting impact on the value of and the accounting for the Company’s interest rate swap agreement, (m) the ability and willingness of the Company to maintain its qualification as a REIT due to economic, market, legal, tax or other considerations, (n) final determination of the Company’s taxable net income for the year ended December 31, 2004 and for the year ending December 31, 2005, (o) the ability and willingness of the Company’s tenants to renew their leases with the Company upon expiration of the leases and the Company’s ability to relet its properties on the same or better terms in the event such leases expire and are not renewed by the existing tenants, (p) risks associated with the Company’s acquisition of Provident Senior Living Trust, (“Provident”), including its ability to timely and fully realize expected revenues and cost savings from the merger; (q) the impact on the liquidity, financial condition and results of operations of Kindred and the Company’s other operators resulting from increased operating costs and uninsured liabilities for professional liability claims, and the ability of Kindred and the Company’s other operators to accurately estimate the magnitude of such liabilities; and (r) the value of the Company’s rental reset right with Kindred, which is dependent on a variety of factors and is highly speculative. Many of such factors are beyond the control of the Company and its management.

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